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                                                                  Exhibit (J)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of Skyline Special Equities Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
February 28, 2005